UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/18/2010

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 18, 2010, CDI Corp. ("CDI") held its 2010 Annual Meeting of Shareholders (the "2010 Annual Meeting"). The 2010 Annual Meeting was called for the following purposes: (1) to elect seven directors of CDI, to serve until the 2011 Annual Meeting of Shareholders, and (2) to ratify the appointment of KPMG LLP as CDI's independent registered public accounting firm for 2010.

Below are the names of the directors elected at the 2010 Annual Meeting and the final number of votes cast for and withheld from each director. There were 1,102,032 broker non-votes in connection with the election of directors.

   Name                         For                Withheld

   Roger H. Ballou          16,504,764          238,264
   Michael J. Emmi          16,491,180          251,848
   Walter R. Garrison       13,055,132         3,687,896
   Lawrence C. Karlson       16,482,356          260,672
   Ronald J. Kozich          16,566,449          176,579
   Albert E. Smith          16,564,554          178,474
   Barton J. Winokur         15,255,789         1,487,239

The proposal to ratify the appointment of KPMG LLP as CDI's independent registered public accounting firm for 2010 was also approved. The final number of votes cast for, against and abstaining from voting on that proposal are listed below.

   For - 17,689,030

   Against - 145,532
   Abstain - 10,498

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: May 20, 2010	By:	/s/ Joseph R. Seiders
Joseph R. Seiders
Senior Vice President & Chief Legal Officer